UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2025

ASTRONOVA, INC.

(Exact name of registrant as specified in its charter)

Rhode Island	0-13200	05-0318215
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 East Greenwich Avenue

West Warwick, RI 02893

(Address of principal executive offices) (Zip Code)

(401) 828-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.05 Par Value	ALOT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On May 19, 2025, AstroNova, Inc. (the “Company”) issued a press release announcing that it has filed its definitive proxy materials for its 2025 annual meeting of shareholders with the Securities and Exchange Commission and providing the full text of an insert and letter from the Board of Directors of the Company that is being provided to shareholders. A copy of the press release is being furnished as Exhibit 99.1 hereto.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated May 19, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRONOVA, INC.

Dated: May 19, 2025	By:	/s/ Thomas D. DeByle
Thomas D. DeByle
Vice President, Chief Financial Officer and Treasurer

3

Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

AstroNova Sends Letter to Shareholders Highlighting Growth Strategy and Strength of Board

AstroNova is at critical inflection point in its strategic progress to create meaningful competitive advantages for the Product Identification segment and drive strong, sustainable growth, improved profitability and address measurably larger addressable markets

Askeladden/Patel’s misguided, upstart campaign is disrupting progress and his unfit nominees stand to siderail advancement

Urges shareholders to vote “FOR” ONLY AstroNova’s Board nominees on the WHITE proxy card

Current leadership has transformed AstroNova’s capabilities, product mix, and scale, delivering 7.5% compound annual revenue growth since Gregory Woods’ appointment as CEO

WEST WARWICK, R.I., May 19, 2025 — AstroNova, Inc. (Nasdaq: ALOT), a leading innovator in data visualization technology, today announced that it has filed its definitive proxy materials with the Securities and Exchange Commission (“SEC”) in connection with its upcoming Annual Meeting of Stockholders scheduled to be held on Wednesday, July 9, 2025. Shareholders of record as of May 15, 2025, will be entitled to vote at the meeting. AstroNova’s definitive proxy materials are available on the investor relations section of the Company’s website at investors.astronovainc.com.

In conjunction with the definitive proxy filing, AstroNova included an insert and letter with the mailing to highlight valuable information to make an informed voting decision, including:

•	The execution of the Company’s strategy to diversify products and markets, develop a relevant, scalable organization and unlock shareholder value.

•	The incremental technologies and markets added over the eleven years of Gregory Woods’ leadership.

•	The progress being made and the critical inflection point at which the Company is positioned to drive meaningful growth and profitability.

•	The disruption that will impede the building momentum of the Company’s strategic plans with the unqualified, inexperienced directors proposed by Patel/Askeladden.

The full text of the insert and letter is as follows:

May 19, 2025

We urge Shareholders to Vote “FOR” AstroNova’s six highly qualified director nominees on the WHITE universal proxy card TODAY

We, the Board of Directors of AstroNova, Inc. (the “Company” or “AstroNova”), urge shareholders to protect their investment by voting the WHITE proxy card for only AstroNova’s six nominees and NOT the Samir Patel and Askeladden Capital Management LLC (“Askeladden”) nominees.

AstroNova Inc. | 600 East Greenwich Avenue | West Warwick, RI 02893 | 401.828.4000

AstroNova Sends Letter to Shareholders Highlighting Growth Strategy and Strength of Board

May 19, 2025

The 2025 Annual Meeting of Shareholders of AstroNova will be held at the offices of Foley Hoag LLP, Seaport West, 155 Seaport Boulevard, Boston, Massachusetts on Wednesday, July 9, 2025, and all shareholders of record as of the close of business on May 15, 2025, are entitled to vote at the meeting.

Shareholders with any questions about how to vote their shares may call the Company’s proxy solicitor, Alliance Advisors, toll-free at 1-844-202-6164.

VOTE USING THE WHITE PROXY CARD TODAY IN SUPPORT OF ASTRONOVA’S

SIX HIGHLY QUALIFIED DIRECTORS

Dear Fellow Shareholders,

Thank you for your investment in AstroNova and your attention during this critical time in our Company’s history. You face an important choice regarding your AstroNova investment:

•

On one side is a Board of Directors and management team implementing a long-term strategy to create a scalable, relevant business in the Aerospace and Product Identification markets which has recently achieved milestones that can propel its future growth and profitability.

•

On the other side is an activist pushing to totally disrupt our progress with a slate of five unqualified directors that could derail the progress made over the last several years to expand addressable markets and create autonomy with our supply chain.

Over the last eleven years, AstroNova’s leadership team has transformed the Company from a low-margin, subscale business of less than $70 million in revenue serving declining end markets into a global leader in niche data visualization technologies with a broad presence and significant market leadership in the aerospace industry, a growing share of the evolving commercial print industry, and a brand that represents quality and reliability. Today, AstroNova has a large installed base and quality products with sticky customers that continue to leverage the Company’s supplies, parts and service business, underpinning its growing recurring revenue base and enabling it to achieve record revenue of over $150 million in fiscal 2025.

As we look ahead, AstroNova’s leadership team is focused on executing a clear strategy to strengthen the Company’s industry-leading market position in cockpit printers, reaccelerate its revenue growth, and improve its EBITDA generation in fiscal 2026 and beyond.

Unfortunately, Samir Patel, on behalf of himself as a shareholder of AstroNova and jointly with Askeladden Capital Management LLC (“Askeladden”), a fund founded by Patel and for which he serves as a portfolio manager, is attempting to disrupt this plan by replacing the Company’s highly qualified Board members with his unfit nominees, who collectively lack relevant industry expertise, have little public company leadership experience, and bring no added value or perspective to the strategic direction of AstroNova.

ASTRONOVA LEADERSHIP HAS TRANSFORMED THE COMPANY

INTO A GLOBAL INDUSTRY LEADER IN DATA VISUALIZATION TECHNOLOGY

Under our direction and the direction of AstroNova’s CEO, Gregory Woods, AstroNova has become a global leader in high-performance data visualization printing solutions with deeply embedded relationships with many of the largest aerospace/defense and printing companies in the world. AstroNova continues to strengthen these deep customer relationships by continually pushing the boundaries of innovation and standards in the printing solutions industry.

A major part of AstroNova’s strategy these last eleven years has been advancing its technology, expanding its end markets, and improving its capabilities through inorganic growth. Through the acquisitions of the cockpit printer businesses from Miltope in 2014, RITEC in 2015, and Honeywell in 2017, and the product identification company acquisitions of TrojanLabel in 2017, and Astro Machine in 2022, AstroNova significantly propelled its geographic reach, product profile, and end markets in aerospace and commercial printing.

AstroNova Inc. | 600 East Greenwich Avenue | West Warwick, RI 02893 | 401.828.4000

AstroNova Sends Letter to Shareholders Highlighting Growth Strategy and Strength of Board

May 19, 2025

Through its most recent acquisition of MTEX in 2024, AstroNova strategically expanded its manufacturing footprint and gained disruptive, game-changing, next generation printing technology that enables it to solve for high-volume, high-performance printing needs around the world. Furthermore, AstroNova now has greater control of its ink supply chain, which will allow it to lower ink costs over time.

AstroNova’s growth-through-acquisition approach has been and continues to be a major driver of its business.

The strategic repositioning of our Company in the last eleven years has translated into a much-improved financial profile. Since fiscal 2014, AstroNova has delivered a 7.5% compound annual growth rate (“CAGR”) in revenue. While operating income was a loss of $8.6 million in fiscal 2025, adjusted operating income1 over the eleven-year period grew at a 12.2% CAGR. Importantly, a key element to the strategic repositioning has been the expansion of recurring revenue from 60% in fiscal 2014 to 71% of total revenue in fiscal 2025.

ASTRONOVA IS AT A CRITICAL INFLECTION POINT AS THE COMPANY EXECUTES A CLEAR STRATEGY TO DRIVE REVENUE GROWTH AND IMPROVED PROFITABILITY

We are laser focused on executing a strategy to drive growth and improve profitability. We have overcome a number of challenges over the last five years and are at a critical juncture in our journey to create an even larger scale, more profitable business. Our strategy is centered on three key elements:

1.	Transitioning Aerospace customers to our high-performance and high-reliability ToughWriter printers;

2.

Launching highly disruptive, game-changing, next-generation Product Identification solutions gained through the most recent acquisition enabling us to serve a broader set of large customers with higher volume printing needs; and

3.	Streamlining operations and measurably decreasing our supply chain costs.

Through this strategy, we have a clear path to revenue acceleration and margin expansion in fiscal 2026. For the full year, we continue to expect to deliver revenue growth of 7% at the mid-point of $160 million to $165 million with adjusted EBITDA margin2 in the range of 8.5% to 9.5%, a 60-basis point expansion over the prior fiscal year at the mid-point.

We are confident in AstroNova’s ability to hit these targets because our team has built the foundation needed to execute. While our stock price has recovered from its low of $6.15 during the global pandemic, to its recent price of $9.00, we believe the underlying value of the evolution occurring in the business has not yet been recognized by investors. We, along with the management team, have taken aggressive actions to ensure we have the right team, technology, and go-to-market strategy in place to deliver on our plans.

These actions include:

•	Implementing a restructuring plan expected to deliver $3 million in annual cost savings;

•

Accelerating the integration and turnaround of the MTEX acquisition by restructuring the business, right-sizing the product portfolio to focus on higher-margin, higher-growth products, and implementing a new level of accountability and discipline; and

•	Overhauling the finance and accounting processes of the MTEX acquisition to meet U.S. GAAP requirements while implementing the AstroNova Operating System to drive operational excellence; and

•	Committing to more timely and transparent disclosures.

[1]	Adjusted operating income is a non-GAAP measure. See the reconciliation of GAAP to non-GAAP measures following this letter.
[2]

AstroNova has not reconciled forward-looking Adjusted EBITDA margin or growth percentage to the most directly comparable forward-looking GAAP measure. The reconciliations cannot be done without unreasonable effort due to the lack of predictability regarding cost of sales, operating expenses, depreciation and amortization, and stock-based compensation. The impact of any of these items, individually or in the aggregate, may be significant.

AstroNova Inc. | 600 East Greenwich Avenue | West Warwick, RI 02893 | 401.828.4000

AstroNova Sends Letter to Shareholders Highlighting Growth Strategy and Strength of Board

May 19, 2025

In addition, we have put the right leaders in place to drive segment performance and adjusted our incentives to align the team to key performance metrics for their businesses. For example, the leadership of each segment is now rewarded 80% based on segment performance and 20% based on consolidated results, a deliberate shift from the prior structure that was based exclusively on corporate metrics.

YOUR BOARD IS COMMITTED TO DELIVERING LONG-TERM SHAREHOLDER VALUE

We maintain an open dialogue with investors and always consider ideas to maximize value for investors. Yet, contrary to Mr. Patel’s misleading statements, he has failed to provide concrete or additive ideas to unlock value for AstroNova.

We take our fiduciary responsibility seriously and work in the best interest of all shareholders. Our commitment to driving long-term growth and delivering sustainable shareholder value is unwavering.

We are current investors ourselves and have served as directors of over 25 public companies. Collectively, we have a demonstrated record of success as executives of public and private companies:

•	Mr. Woods has transformed AstroNova’s business in the last 11 years to become a global leader in data visualization technologies;

•	Mr. Warzala has guided the growth of Allient, Inc. (Nasdaq: ALNT) as its Chairman, President and Chief Executive Officer, by growing the market cap from $10 million to over $550 million in 23 years;

•

Mr. Michas has a long history as a private equity investor investing in small and micro-cap companies and has significant public company board experience as Chairman of the Board of Directors for BorgWarner Inc. (NYSE: BWA) and Revvity, Inc. (NYSE: RVTY);

•

Ms. Schlaeppi was a senior executive in public companies and brings deep legal experience, knowledge of corporate governance and international business, as well as experience serving on the boards of multiple public companies with international operations;

•	Mr. Quain has expertise in strategy and value creation that was developed over years as a sell-side analyst, investment banker and director of multiple small and micro-cap companies; and

•

Mr. Nevin brings a depth of financial and securities compliance experience having served as the chief financial officer of a public company and as a financial expert on the board of directors of a public company, as well.

Considering the impressive backgrounds and mix of leadership experiences of each of the members of our Board, as well as our engagement with the management team, we believe all six of our nominees are best qualified to guide AstroNova’s strategic direction.

ASKELADDEN IS ATTEMPTING TO DISRUPT OUR PROGRESS

WITH A COSTLY AND DISTRACTING CAMPAIGN

Samir Patel, on behalf of himself as a shareholder of AstroNova and jointly with Askeladden, is pursuing a costly and distracting campaign to replace our highly qualified Board members with five unfit nominees who lack the industry expertise and public company leadership experience needed to guide AstroNova.

The dissident nominees’ clear lack of relevant experience in public company leadership roles, operations, and international business make them unqualified to lead AstroNova:

•	Three of the five nominees have NO past experience serving on the board of directors of a public company (Jeff Sands, Boyd Roberts, Samir Patel); and

•	Four of the five nominees have NO executive leadership experience at a public company (Jeff Sands, Shawn Kravetz, Boyd Roberts, and Samir Patel).

AstroNova Inc. | 600 East Greenwich Avenue | West Warwick, RI 02893 | 401.828.4000

AstroNova Sends Letter to Shareholders Highlighting Growth Strategy and Strength of Board

May 19, 2025

If any of these nominees were to be elected, we believe it could severely impede the current evolution of the business, damage our progress to drive growth, as well as disturb AstroNova’s current customer relationships and the rapidly expanding funnel of prospective customers that the Company’s new sales leadership is building in the Product Identification segment.

We recommend that you vote on the WHITE proxy card FOR all six of AstroNova’s nominees. We urge you not to vote using any gold proxy card from Samir Patel or Askeladden. Please disregard and discard those cards.

Thank you again for your continued support of AstroNova.

Sincerely,

AstroNova Board of Directors

About AstroNova

AstroNova (Nasdaq: ALOT), a global leader in data visualization technologies since 1969, designs, manufactures, distributes and services a broad range of products that acquire, store, analyze, and present data in multiple formats. Its strategy is to drive profitable growth through innovative new technologies, building its installed base to expand recurring revenue while strategically sourcing its replacement products.

The Product Identification segment provides a wide array of digital, end-to-end product marking and identification solutions, including hardware, software, and supplies for OEMs, commercial printers, and brand owners. The Aerospace segment provides products designed for airborne printing solutions, avionics, and data acquisition. Aerospace products include flight deck printing solutions, networking hardware, and specialized aerospace-grade supplies. Data acquisition systems are used in research and development, flight testing, missile and rocket telemetry, production monitoring, power, and maintenance applications.

For more information please visit: https://astronovainc.com/.

Forward-Looking Statements

Information included in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but rather reflect AstroNova’s current expectations concerning future events and results. These statements may include the use of the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning AstroNova’s anticipated performance, involve risks, uncertainties and other factors, some of which are beyond AstroNova’s control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to (i) the customer is not obligated to order a minimum quantity of ToughWriter printers or ToughSwitch products under this contract, and the number of products ultimately ordered may be substantially less than expected; and (ii) those factors set forth in AstroNova’s Annual Report on Form 10-K for the fiscal year ended January 31, 2025 and subsequent filings AstroNova makes with the Securities and Exchange Commission. AstroNova undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this news release.

Important Additional Information

In connection with its 2025 Annual Meeting of Shareholders, AstroNova has filed a definitive proxy statement with the SEC and caused it to be mailed, together with an annual report and proxy card, to each of our shareholders. The proxy statement and a copy of the other materials that we file with the SEC from time to time, including our Annual Report on Form 10-K for the fiscal year ended January 31, 2025, may be obtained free of charge via the Internet at www.sec.gov and through the Investor Relations page of our corporate website, https://investors.astronovainc.com/investors/financial-reports/annual-reports-and-proxy/default.aspx. In addition, investors and security holders may obtain free copies of the proxy statement, the annual report and other proxy materials by directing a written request to ALOTproxy@allianceadvisors.com.

AstroNova Inc. | 600 East Greenwich Avenue | West Warwick, RI 02893 | 401.828.4000

AstroNova Sends Letter to Shareholders Highlighting Growth Strategy and Strength of Board

May 19, 2025

The proxy statement and other relevant materials we have made or will make available contain important information about the director nominees and the other matters to be voted upon by shareholders at the 2025 Annual Meeting of Shareholders. AstroNova urges shareholders to read the proxy statement, and any other relevant materials we make available, before making any decision with respect to the matters to be voted upon at the 2025 Annual Meeting of Shareholders, including the election of directors.

AstroNova, its directors, and certain of its employees may be deemed to be participants in the solicitation of proxies from AstroNova’s shareholders in connection with the 2025 Annual Meeting of Shareholders. Information about the compensation of AstroNova’s named executive officers and non-employee directors is set forth in the sections entitled “Compensation of Directors” and “Executive Compensation” in AstroNova’s definitive proxy statement for its 2025 Annual Meeting of Stockholders (available at:
https://www.sec.gov/ix?doc=/Archives/edgar/data/0000008146/000119312525122471/d871033ddefc14a.htm), commencing on pages 19 and 30, respectively, Information regarding the participants’ holdings of AstroNova’s securities can be found in the section entitled “Security Ownership of Directors and Officers” in the 2025 Proxy Statement commencing on page 22.

Use of Non-GAAP Financial Measures

This letter includes adjusted operating income which is a financial measure that is not prepared in accordance with generally accepted accounting principles (“GAAP”). AstroNova defines adjusted operating income as operating income adjusted to exclude the impact of acquisition costs, executive management transition costs, inventory step-up, restructuring charges, product retrofit costs, and goodwill impairment. AstroNova believes that the inclusion of this non-GAAP financial measure helps investors gain a meaningful understanding of changes in the Company’s core operating results. AstroNova’s management uses this non-GAAP financial measures, in addition to GAAP financial measures, as the basis for measuring its core operating performance and comparing such performance to that of prior periods. This measure is also used by the Company’s management to assist with their financial and operating decision-making. Please refer to the financial reconciliation table below for a reconciliation of the non-GAAP measure to the most directly comparable GAAP measures for the 12 months ended January 31, 2025 and 2014.

AstroNova Inc,

Reconciliation of Operating Income to Non-GAAP Adjusted Operating Income

(in thousands)

	Twelve Months Ended
	January 31, 2025	January 31, 2014
Operating Income (Loss)	$(8,640)	$1,237
Acquisition Costs	1,204	—
Executive Management Transition Costs	432	359
Inventory Step-Up	216	—
Restructuring Charges	—	205
Product Retrofit Costs	—	59
Goodwill Impairment	13,403	—

Non-GAAP Operating Income	$6,615	$1,860

###

For more information contact:

Deborah Pawlowski, IRC, Alliance Advisors

Email: dpawlowski@allianceadvisors.com

Phone: 716.843.3908

AstroNova Inc. | 600 East Greenwich Avenue | West Warwick, RI 02893 | 401.828.4000